PRICING SUPPLEMENT NO. 92                                         Rule 424(b)(3)
DATED: January 14, 2002                                       File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$100,000,000

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
1/16/2002

Maturity Date: 1/16/2003      CUSIP#: 073928WB5

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ x ] Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  1.90%             Interest Payment Period:  Monthly

Index Maturity:  N/A

Spread (plus or minus):  + 0.15%

*     On the 16th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.